UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A

For the Annual Period Ended December 31, 2020

EVOLUTION DEVELOPMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 024-11127

Date of Qualification of Offering: December 30, 2020

Date of Commencement of Offering: December 31, 2020

Delaware

(State or other jurisdiction of incorporation or organization)

61-1904200

(I.R.S. Employer Identification No.)

10949 Esteban Drive

Ft. Myers, FL 33912

(Address of principal executive offices)

239-313-3693

(Issuer’s telephone number, including area code)

Non-Voting Class B Common Stock

(Title of each class of securities issued pursuant to Regulation A)

1

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Form 1-K and in the latest version of the Offering Circular and Form 1-A filed with the SEC and available here:

https://www.sec.gov/edgar/browse/?CIK=1758533

This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in the Offering Circular and Form 1-A filed with the SEC.

Item 1.Management’s Discussion and Analysis of Financial Condition and Results of Operations

Evolution Development Group, Inc. ("EVO" or the "Company") was formed on October 4, 2018 when the Company filed Articles of Incorporation with the state of Florida and Amended and Restated Articles of Incorporation were filed on December 16, 2019 with the state of Florida. On October 4, 2018, the Company’s Bylaws were signed. The Company was formed as a Florida Corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed in the State of Florida.

Management’s discussion and analysis of financial condition and results of operations as of December 31, 2019 is available for review here and incorporated by reference.

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/partiiandiii.htm

A.Operating Results Overview

Results of Operations

The year ended December 31, 2020

Revenue. Total revenue for the year ended December 31, 2020 was $0.

Cost of Sales. Cost of sales for the year ended December 31, 2020 was $0.

Administrative Expenses. Operating expenses for the year ended December 31, 2020 were $360,339. Operating expenses for the period were comprised of $293,165 for advertising and marketing , and $67,174 for general and administration.

Net Loss. Net loss for the year ended December 31, 2020 was $360,339. This net loss was the result of operating expenses exceeding early stage operating revenues.

B.Liquidity and Capital Resources

We had net cash of $58,610 at December 31, 2020.

During the year ended December 31, 2020, operating activities provided $0 in revenues.

Cash used by investing activities relating to capital expenditures during the year ended December 31, 2020 was $0.  Cash provided by financing activities during the twelve months ending December 31, 2020 was $390,000 related to advances from founders and issuance of shares. Since inception, our capital needs have primarily been met by advances from founders.

C.Plan of Operations

Our plan of operation for the 12 months ended December 31, 2020 is as follows:

The Company's plan of operation for the 12 months following the commencement of this Offering is to continue with capital raising and development of its business. Upon receipt of the proceeds from the ongoing Regulation A capital raise, it is the intention of the Company to find athletes to train and develop. EVO also plans to develop fan initiatives to drive engagement across all EVO verticals. This engagement will consist of live events, and the development of technology for its fans to engage. In the Company’s opinion, the proceeds from this Offering will not satisfy the Company’s cash requirements indefinitely, so the Company anticipates that it will be necessary to raise additional funds in the next 1-3 years to implement the plan of operations as it evolves over time. During that time frame, the Company does not expect to be able to satisfy its cash requirements through revenues and the proceeds from this Offering alone, and therefore the Company anticipates that it will attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to the Company or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

D.Trend Information

Because the Company is still in the startup phase and because the Company has only recently launched, the Company is unable to identify any recent trends in revenue or expenses since the latest financial year. Thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

A great deal of uncertainty has recently arisen as a result of the coronavirus pandemic and the economic fallout it has caused. It is impossible at present to know all short term and long term effects from the coronavirus pandemic and the economic fallout it has caused. If the Company is unable to react to a changing business climate, new laws and regulations that may result, the short term and long term effects from the coronavirus pandemic and the economic fallout it has caused, our Company could have significant problems. Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States improve once the pandemic subsides. As a result, the Company still sees a good opportunity for growth in the U.S. and abroad.

E.Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

F.Critical Accounting Policies

The Company has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of its accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect the Company’s reported and expected financial results. Note that the Company’s preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of its consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2020, the Company was operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of December 31, 2020, the Company had $58,610 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances.

As of December 31, 2020, the Company did not have any material outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.

Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. As of December 31, 2020, the Company had recorded no depreciation.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of December 31, 2020, the Company had no fixed assets.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon then offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively. As of December 31, 2020, the Company had recorded a balance of deferred offering costs of $0.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes. As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2020, the unrecognized tax benefits accrual was $0.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards

Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance,

revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016- 02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU

2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

Revenue Recognition

The Company recognizes revenue when it has been realized and earned. The revenue is realized with the critical event (see planned sources of revenue below) and the amount of revenue is measurable.

The Company’s planned sources of revenue include: (1) Athlete Management, (2) Live Events and (3) Technology. The Company had $0 revenue from January 1, 2020 to December 31, 2020 and had no product returns from January 1, 2020 to December 31, 2020. The

G.Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

Item 2.Directors and Officers

As of December 31, 2020, Evolution Development Group, Inc.’s officers and directors information is available for review here. Please see pages 62-67.

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/partiiandiii.htm

As of December 31, 2020, Evolution Development Group, Inc. had 0 full-time employees.

The directors, executive officers and significant employees of the Company as of December 31, 2020 are as follows:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
John Norman	Chief Executive Officer, President	60	October 4, 2018 to present	40
Anthony Tann	Secretary	29	October 4, 2018 to present	20
Greg Costello	Executive Vice President	45	October 4, 2018 to present	20
Michael Perry	Executive Vice President	53	October 4, 2018 to present	20
Troy Collins	Executive Vice President	54	March 6, 2020 to present	20
James Norman	Chief Financial Officer	62	April 23, 2020 to present	10
Directors:
John Norman	Director	60	October 4, 2018 to present	40
Anthony Tann	Director	29	October 4, 2018 to present	20

The directors of Evolution Development Group, Inc. are, at present, not compensated by the Company for their roles as directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

For 2020, compensation for executive officers consist of the following:

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Executive Officers and Directors:
John Norman	CEO, President, Director	$0.00	$0.00	$0.00

Anthony Tann	Secretary, Director	$13,200.00	$13,200.00	$11,000.00
Greg Costello	Executive Vice President	$0.00	$0.00	$0.00
Michael Perry	Executive Vice President	$0.00	$0.00	$0.00
Troy Collins	Executive Vice President	$0.00	$0.00	$0.00
Michael Perry	Executive Vice President	$0.00	$0.00	$0.00
James Norman	Chief Financial Officer	$0.00	$0.00	$0.00

Employment Agreements

The Company has entered into employment agreements with John Norman, Michael Perry, Greg Costello and Troy Collins. Details of the employment agreements of John Norman, Michael Perry, Greg Costello and Troy Collins are available here and are incorporated by reference.

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/partiiandiii.htm

The Company established an Equity Incentive Plan, effective as of October 4, 2018, for the benefit of its directors and certain key employees and consultants. Under the terms and conditions provided in this Equity Incentive Plan, stock options, vesting stock and stock awards may be authorized and granted to the Company’s directors, executive officers, employees and key employees or consultants.

Stock options or a significant equity ownership position in the Company may be utilized by the Company in the future to attract one or more new key senior executives or others to manage and facilitate the Company’s growth. All stock, options or vesting stock granted under this Equity Incentive Plan will cause dilution to all Shareholders. The Equity Incentive Plan is attached as a

Material Contract in Exhibit 1A-6 to the Offering Circular filed at:

https://www.sec.gov/edgar/browse/?CIK=1758533

At present, three of the Company’s shareholders and officers (Greg Costello, Mike Perry and Troy Collins) are subject to Restricted Stock Award Agreements under the Equity Incentive Plan that call for the vesting of their shares over time, with final vesting of all shares on or about October 4, 2022 for Costello and Perry, and February 4, 2024 for Collins.

Board of Directors

Our board of directors currently consists of two directors. None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so to date. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing for board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Florida law. The Bylaws state that the Company shall indemnify any person who is or was a party to any action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by, or in the right of, the Company, by reason of the fact that the person is or was an agent, officer, employee, or director of the Company, or is or was serving at the request of the Company as an agent, officer, employee, or director of another corporation, trust, partnership, joint venture, non-profit entity, or other enterprise (including without limitation with respect to employee benefit plans), against liability incurred in connection with the action, lawsuit, or proceeding, including any appeal from the action, lawsuit, or proceeding, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or action, lawsuit, or proceeding, if the person had no reasonable cause to believe that her or his conduct was unlawful. The indemnification provisions of the Company’s Bylaws contain additional rights and obligations related to this subject.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 3.Security Ownership of Management and Certain Securityholders

Information regarding security ownership of management and certain shareholders as of the daye of the Offering Circular is available for review here on or about page 69-70 and incorporated by reference.

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/partiiandiii.htm

The following table sets forth information regarding beneficial ownership of our Class A and Class B Common Stock as of December 31, 2020 as defined by the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Class A and Class B Common Stock.

Name	Class A		Class B		Total
	Shares		Shares		Shares
	12-31-20		12-31-20		12-31-20
	QTY	%	QTY	%	QTY	%
John Norman	570	57.00%	20,160,000	47.2%	20,160,570	47.2%
Anthony Tann	330	33.00%	11,880,000	27.8%	11,880,330	27.8%
Ryan Norman	0	0.00%	1,800,000	4.2%	1,800,000	4.2%
Kendall Almerico	0	0.00%	1,080,000	2.5%	1,080,000	2.5%
Greg Costello	50	5.00%	1,800,000	4.2%	1,800,050	4.2%
Mike Perry	50	5.00%	1,800,000	4.2%	1,800,050	4.2%
Troy Collins	0	0.00%	1,800,000	4.2%	1,800,000	4.2%
Other Shareholders	0	0.00%	2,430,046	5.7%	2,430,046	5.7%
TOTAL	1,000	100.00%	42,750,046	100.0%	42,750,046	100.0%

Item 4.  Interest of Management and Others in Certain Transactions

Information regarding interest of management and others in certain transactions as of December 31, 2019 is available for review here and incorporated by reference.

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/partiiandiii.htm

Item 5. Other Information; None.

Item 6.Financial Statements

Item 7.Exhibits

Charters, including amendments, and material contracts previously filed with Form 1-A and available for review at:

Charters, including amendments:

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/charter.htm

Material contracts:

https://www.sec.gov/Archives/edgar/data/1758533/000182546020000005/materialcontracts.htm

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this annual report on Form 1-K to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Myers, Florida, on April 28, 2021.

EVOLUTION DEVELOPMENT GROUP, INC.

By: /s/ John Norman Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

SignatureTitle

By:    /s/ John NormanChief Executive Officer & Director Evolution Development Group, Inc.

April 28, 2021

By:    /s/ Anthony TannSecretary & Director

Evolution Development Group, Inc.

April 28, 2021

By:    /s/ James NormanChief Financial Officer

Evolution Development Group, Inc.

April 28, 2021

Evolution Development Group, Inc.

(a Florida corporation)

Financial Statements

For the calendar year periods ended 2020 and 2019

INDEPENDENT AUDITOR'S REPORT

April 22, 2021

To: Board of Directors, Evolution Development Group, Inc.
Attn: Anthony Tann

Re: 2020-2019 Financial Statement Audit

We have audited the accompanying consolidated financial statements of Evolution Development Group, Inc. (a corporation organized in Florida) (the "Company"), which comprise the balance sheet(s) as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders' equity/deficit, and cash flows for the calendar year period thus ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations, changes in shareholders' equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern. Our conclusion is not modified with respect to that matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC
Aurora, Colorado

EVOLUTION DEVELOPMENT GROUP, INC.

BALANCE SHEET

As of December 31, 2020 and 2019

See accompanying Auditor's Report and Notes to these Statements

ASSETS		**2020**		**2019**
Current Assets:				
Cash and cash equivalents	$	58,610	$	28,949
Deferred offering costs		0		15,000
Total Current Assets		58,610		43,949
TOTAL ASSETS	$	58,610	$	43,949
LIABILITIES AND SHAREHOLDERS' EQUITY				
Liabilities:				
Current Liabilities:				
Accounts payable	$	15,476	$	15,476
Advances from founders		226,511		11,511
Total Current Liabilities		241,987		26,987
Non-current Liabilities:				
None		0		0
TOTAL LIABILITES		241,987		26,987
Shareholders' Equity:				
Class A common stock, no par, 1,100 shares authorized, 1,000 and 1,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively		100		100
Class B common stock, no par, 80,000,000 shares authorized, 41,030,046 and 40,890,046 shares issued and outstanding as of December 31, 2020 and 2019, respectively, net of offering costs		410,000		250,000
Preferred stock, 5,000,000 shares authorized, 0 shares issued and outstanding		0		0
Retained earnings, net of distributions		(593,477)		(233,138)
Total Stockholder's Equity		(183,377)		16,862
TOTAL LIABILITES AND STOCKHOLDER'S EQUITY	$	58,610	$	43,849

EVOLUTION DEVELOPMENT GROUP, INC.

STATEMENT OF OPERATIONS

For the calendar year periods ended 2020 and 2019

See accompanying Auditor's Report and Notes to these Statements

	2020	2019
Revenues	$ 0	$ 0
Cost of revenues	0	0
Gross Profit (Loss)	0	0
Operating Expenses:		
Advertising and Marketing	293,165	14,800
General and administrative	67,174	26,761
Total Operating Expenses	(360,339)	41,561
Operating Income	(360,339)	(41,561)
Provision for Income Taxes	0	0
Net Income	$ (360,339)	$ (41,561)

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF STOCKHOLDER'S EQUITY
For the calendar year periods ended 2020 and 2019
See accompanying Auditor's Report and Notes to these Statements

	Class A Common Stock		Class B Common Stock			
	Shares	**Value**	**Shares**	**Value**	**Accumulated Earnings/ (Deficit)**	**Total Shareholders' Equity**
Balance as of January 1, 2019	**1,000**	**100**	**38,880,000**	**0**	**(41,561)**	**(41,461)**
Issuance of shares			2,010,046	250,000		250,000
Net (loss)					(191,577)	(191,577)
Balance as of December 31, 2019	**1,000**	**$ 100**	**40,890,046**	**$ 250,000**	**$ (233,138)**	**$ 16,862**
Issuance of shares			140,000	175,000		175,000
Realization of deferred offering costs				(15,000)		(15,000)
Net (loss)					(360,339)	(360,339)
Balance as of December 31, 2020	**1,000**	**$ 100**	41,030,046	**$ 410,000**	**$ (593,477)**	**$ (183,377)**

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF CASH FLOWS
For the calendar year periods ended 2020 and 2019
See accompanying Auditor's Report and Notes to these Statements

	2020	2019
Cash Flows from Operating Activities		
Net Income	$ (360,339)	$ (191,577)
Adjustments to reconcile net loss to net cash used in operating activities:		
Changes in operating assets and liabilities:		
Increase in Accounts Payable	0	15,476
Net Cash Used in Operating Activities	(360,339)	(176,101)
Cash Flows from Investing Activities		
None		
Net Cash Used in Investing Activities	0	0
Cash Flows from Financing Activities		
Advances from founders	215,000	0
Repayment of amounts owed to founders	0	(45,000)
Issuance of shares	175,000	250,000
Net Cash Provided by Financing Activities	390,000	205,000
Net Change In Cash and Cash Equivalents	29,661	28,899
Cash and Cash Equivalents at Beginning of Period	28,949	50
Cash and Cash Equivalents at End of Period	$ 58,610	$ 28,949
Supplemental Disclosure of Cash Flow Information		
Cash paid for interest	$ 0	$ 0
Cash paid for income taxes	$ 0	$ 0

EVOLUTION DEVELOPMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2020 and 2019
See accompanying Auditors' Report

NOTE 1 - NATURE OF OPERATIONS

Evolution Development Group, Inc. and (which may be referred to as the "Company," "we," "us," "our" or "EVO") is an athlete-development company that gives athletes professional support to reach their highest potential while empowering fans to invest in the journey.

The Company incorporated in 2018 in the state of Florida and is headquartered in Florida.

On January 2021, the SEC qualified a securities offering campaign to raise capital to fund its operations (see Note 7). A total of $398,566 has been raised as of April 15, 2021 with a total of 949 investors. Notable investors include Andretti Motorsports and Don Schumacher Racing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has received working capital to cover expenses and costs while preparing for the securities offering from founders. The balance of these covered costs are recorded as a liability of the Company. This borrowing does not have a fixed maturity date or stated rate of interest.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm's-length arrangement.

NOTE 7 - SUBSEQUENT EVENTS

Securities Offering
The Company has offered up to 3,200,000 shares of Class B common equity for $0.75 per share in a securities (a total of $2,400,000) offering planned to be exempt from SEC registration under Regulation A, tier 2. The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work. This SEC qualified this offering in January 2021.

Additional Share Issuances
During the first part of 2021, the Company issued 531,421 shares of Class B common stock to 949 investors as a result of the crowdfunding securities offering mentioned above in exchange for $398,566. An additional 4,035,000 shares were issued to other employees/advisors/consultants and are subject to a vesting schedule.

Management's Evaluation
Management has evaluated subsequent events through April 20, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

April 28, 2021

Board of Directors

Evolution Development Group, Inc.

We hereby consent to the inclusion in the Offering Circular or other documents filed under Regulation A tier 2 on Form 1-A (or Form 1-K) of our reports dated April 22, 2021, with respect to the balance sheet of Evolution Development Group, Inc. as of December 31, 2020 and 2019 and the related statements of operations, shareholders’ equity/deficit and cash flows for the calendar year periods thus ended, and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 28, 2021